ScanSoft, Inc.

                                 ScanSoft, Inc.
                             Stock option agreement
                          (Non-Statutory Stock Option)


     This STOCK OPTION AGREEMENT (this "Option Agreement") is, made and entered into on the execution date of the Option Certificate to which it is attached (the "Certificate"), by and between ScanSoft, Inc., a Delaware corporation (the "Company"), and the Director, consultant or employee named in the Certificate ("Optionee"). By executing and delivering the Certificate Optionee will be deemed to have signed, become a party to and agreed to all the terms of this Option Agreement.

     Pursuant to the ScanSoft, Inc. 1998 Stock Option Plan (the "Plan"), a copy of which has previously been provided to Optionee, the Board of Directors of the Company (the "Board") has authorized the grant to Optionee of a non-statutory stock option to purchase shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), upon the terms and subject to the conditions set forth in this Option Agreement and in the Plan.

     The Company and Optionee agree as follows:

     1. GRANT OF OPTION.

     The Company hereby grants to Optionee the right and option (the "Option"), upon the terms and subject to the conditions set forth in this Option Agreement, to purchase all or any portion of that number of shares of the Common Stock (the "Shares") set forth in the Certificate, at the Option exercise price set forth in the Certificate (the "Exercise Price").

     2. TERM OF OPTION.

     The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate, unless sooner terminated as provided herein.

     3. EXERCISE PERIOD.

     (a) Subject to the provisions of Paragraphs 3(b), 5, 7(c) and 7(d) of this Option Agreement, the Option shall vest and become become exercisable (in whole or in part) upon and after the dates set forth under the caption "Exercise Schedule " in the Certificate. The installments shall be cumulative, i. e., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times

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after the installment vests or first becomes exercisable and until expiration or termination of the Option.

     (b) Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then applicable requirements of all federal, state and local laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its legal counsel.

     4. EXERCISE OF OPTION.

     There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

     (a) written notice of exercise in form and substance identical to Exhibit "A" attached to this Option Agreement stating the number of shares of Common Stock then being purchased (the "Purchased Shares"); and

     (b) payment of the Exercise Price of the Purchased Shares in cash.

     Following receipt of a valid notice and full payment as referred to above, the Company shall issue and deliver to Optionee a stock certificate or stock certificates evidencing the Purchased Shares; provided, however, that the Company shall not be obligated to issue a fraction or fractions of a share of its Common Stock, and may pay to Optionee, in cash or by check, the Fair Market Value of any fraction or fractions of a share exercised by Optionee, which Fair Market Value shall be determined as set forth in the definition of Fair Market Value in Section 2 of the Plan.

     5. TERMINATION OF EMPLOYMENT.

     (a) If Optionee shall cease to be a Director of the Company, or to be in the employ of, or a consultant to or an officer of the Company, or any Subsidiary for any reason other than a Special Terminating Event (as hereinafter defined), Optionee shall have the right to exercise the Option at any time within 80 days after the date Optionee ceased to be a Director of the Company, or to be employed by, or to be a consultant to the Company, or any Subsidiary and prior to the date of termination of the Option under Paragraph 2 of this Option Agreement with respect to all shares with respect to which the Option was exercisable at the date Optionee's employment or relationship terminated as to which the Option had not previously been exercised; and to the extent unexercised at the end of this 80 day period, the Option shall terminate. The Administrator, in its sole and absolute discretion, shall determine whether or not authorized leaves of absence shall constitute termination of employment for purposes of this Option Agreement. As used herein the term "Special Terminating Event" shall mean Optionee's death, permanent disability, or retirement.

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     (b)  Upon  the   termination  of  Optionee  "for  cause"  as  an  employee, consultant, officer or director by the Company, or any Subsidiary, the Option shall terminate and cease to be exercisable as provided in Section 5(d).

     (c) If a Special Terminating Event occurs while Optionee is an employee, officer, director or consultant to or of the Company, or any Subsidiary, then Optionee, Optionee's guardians, executors or administrators or any person or persons acquiring the Option directly from Optionee by will or the laws of descent and distribution, shall have the right to exercise the entire Option at any time within one year after such retirement, death or permanent disability, but not later than the Option Expiration Date; to the extent the Option is unexercised at the end of that one-year period, the Option will terminate.

     (d) Upon the termination of Optionee for "cause" as defined in 5(d)(1) Optionee shall have the right to exercise the Option at any time within 30 days after such termination, and prior to the date of termination of the Option under Paragraph 2 of this Option Agreement, with respect to all Shares with respect to which the Option was exercisable on the date of such termination and as to which the Option had not previously been exercised.

     Upon the termination of Optionee for "cause" as defined in 5(d)(2) the Option shall immediately terminate and cease to be exercisable.

          For purposes of this Option Agreement, "cause" means:

               (1) with respect to any Optionees of the Company:

                    (i) the failure or refusal by Optionee to perform his duties to the Company; or

                    (ii) Optionee's willful disobedience of any lawful orders or directives of the Board or any officers thereof acting under the authority thereof or Optionee's deliberate interference with the compliance by other employees of the Company with any such orders or directives; or

                    (iii) the  failure  or refusal  of  Optionee  to abide by or
               comply  with  the  written  policies,   standard   procedures  or
               regulations of the Company; or

                    (iv) any  willful or  continued  act or course of conduct by
               Optionee which the Board determines might reasonably be expected to have a material detrimental effect on the Company or the business, operations, affairs or financial position thereof, or

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                    (v) the  determination  by the  Board  of  Directors  of the
               Company, in the exercise of reasonable discretion, that Optionee is not competent to perform his duties of employment; or

                    (vi) with respect to consultants, any material breach of the consulting agreement with the Company, or any Subsidiary.

               (2) With respect to any Optionees of the Company: good cause for the termination of employment as recognized under applicable law including, without limitation, the committing by the Optionee of any fraud, theft, embezzlement or other dishonest act against the Company, a parent, any Subsidiary or any customer, supplier or other person with a business relationship with the Company.

     (e) For purposes of this Option Agreement, "permanent disability" shall mean permanent and total disability as defined and determined by the Administrator in its sole and absolute discretion. Optionee shall not be considered permanently disabled unless he furnishes proof of such disability in such form and manner, and at such times, as the Administrator of the Plan may from time to time require.

     6. RESTRICTIONS ON PURCHASED SHARES.

     (a) MARKET STAND-OFF.

          i) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Purchased Shares or any securities the value of which is derived by reference to the value of the Purchased Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days. Optionee agrees to execute and deliver to the Company such further documents or instruments as the Company reasonably determines to be necessary or appropriate to effect the provisions of this
     Section 6(a).

This Section 6(a)(i) shall only remain in effect for the two-year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate and cease to be in force or effect.

          ii) In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock

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effected  without  receipt  of  consideration,  then  any new,  substituted,  or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this Section 6(a), to the same extent the Purchased Share are at such time covered by such provisions.

          iii) In order to enforce the provisions of Section 6(a), the corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

     (b) RESTRICTION ON TRANSFER.

          i) Optionee shall not sell, transfer, assign, encumber, or otherwise dispose of ("Transfer") any of the Purchased Shares that are subject to the Company's Repurchase Right under Section 6(c). In addition, Purchased Shares that are released from the Repurchase Right shall not be Transferred in contravention of the Company's First Refusal Right under Section 6(d) or the provisions of Section 6(e). The restrictions contained in Section 6(d) shall not be applicable to (i) a transfer of the Purchased Shares made without consideration to the Optionee's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Optionee or the Optionee's spouse or issue or (ii) a transfer of title to the Purchased Shares effected pursuant to the Optionee's will or the laws of descent and distribution.

          ii) Each person to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in Section 6(b)(i) must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement including that the transferred shares are subject to (i) both the Company's Repurchase Right (Section 6(c)) and the Company's First Refusal Right (Section 6(b)) granted hereunder and (ii) the market stand-off provisions of Section 6(a), to the same extent such shares would be so subject if retained by the Optionee.

          iii) For purposes of Sections 6(b), 6(c) and 6(d) of this Agreement, the term "Owner" shall include the Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Optionee in accordance with Section 6(b)(i).

     (c) REPURCHASE RIGHT.

          i) GRANT. The Company is hereby granted the right (the "Repurchase Right") exercisable (A) if the Options have been fully exercised prior to termination of Optionee's employment, consultancy, officership or directorship with the Company or any Subsidiary, within the sixty (60) day period following such termination, or (B) if the Options have not been fully exercised prior to such, at any time during the thirty (30) day period following the last day upon which Optionee or Optionee's

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ScanSoft, Inc.


guardians, executors or administrators or any person or persons acquiring the Option directly from Optionee by will or the laws of descent and distribution, is permitted to exercise the Option pursuant to the provisions of Section 5 above, to repurchase all of the Purchased Shares at Fair Market Value as of the date of termination.

          ii) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Purchased Shares prior to the expiration of the applicable period specified in
     Section 6(c)(i). The notice shall indicate the number of Purchased Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Company the certificates representing the Purchased Shares to be repurchased, each certificate to be properly endorsed for transfer. The Company shall, concurrently with the receipt of such stock certificates from Owner, pay to Owner in cash or cash equivalents (including the cancellation of any purchase money indebtedness of the Optionee to the Company), an amount equal to the Fair Market Value of the Purchased Shares that are to be repurchased.

          iii) Termination of the Repurchase Right. The Repurchase Rights and First Refusal Rights shall lapse and cease to have effect upon the earlier to occur of (1) the first date on which shares of the Company's Common Stock are held of record by more than five hundred (500) persons, (2) a determination by the Company's Board of Directors that a public market exists for the outstanding shares of the Company's Common Stock or (3) the closing of a public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock by the Company with aggregate proceeds to the Company of $10,000,000 or more.

     (d) RIGHT OF FIRST REFUSAL

          i) GRANT. The Company is hereby granted the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed Transfer of the Purchased Shares. For purposes of this Section 6(d), the term "Transfer" shall not include any of the permitted transfers under
     Section 6(b)(i).

          ii) NOTICE OF INTENDED DISPOSITION. In the event the Owner desires to accept a bona fide third-party offer for any or all of the Purchased Shares (the shares subject to such offer to be hereinafter called, solely for the purposes of this Section 6(d), the "Target Shares"), Owner shall promptly
     (i) deliver to the Secretary of the Company written notice (the "Disposition Notice") of the offer and the basic terms and conditions thereof, including the proposed purchase price, and (ii) provide satisfactory proof that the disposition of the Target Shares to the third-party offeror

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     would not be in contravention of the provisions set forth in Sections 6(b),
     6(c) and 6(e) of this Agreement.

          iii) Exercise of Right. The Company (or its assignees) shall, for a period of thirty (30) days following receipt of the Disposition Notice, have the right to repurchase all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to Owner prior to the expiration of the thirty
     (30) day exercise period. The Company (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. The Target Shares so purchased shall thereupon be canceled and cease to be issued and outstanding shares of the Company's Common Stock.

     Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Company (or its assignees) cannot agree on such cash value within ten (10) days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Company (or its assignees), or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be paid equally by the Company and the Owner. The closing shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice or (ii) the 15th day after such cash valuation shall have been made.

          iv) NON-EXERCISE OF RIGHT. In the event the Exercise Notice is not given to Owner within thirty (30) days following the date of the Company's receipt of the Disposition Notice, Owner shall have a period of thirty (30) days thereafter, in which to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party purchaser than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Section 6(e) of this Agreement. The third-party purchaser shall acquire the Target Shares free and clear of all the terms and provisions of this Agreement (including the Company's Repurchase Right under Section 6(d) and the Company's First Refusal Right hereunder). In the event Owner does not sell or otherwise dispose of the Target Shares within the specified thirty (30) day period, the Company's First Refusal Right shall continue to be applicable to any

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     subsequent  disposition  of the  Target  Shares by Owner  until  such right lapses in accordance with Section 6(d)(v).

          v) TERMINATION OF THE FIRST REFUSAL RIGHT. The First Refusal Right under this Section 6(d) shall lapse and cease to have effect upon the earlier to occur of (1) the first date on which shares of the Company's Common Stock are held of record by more than five hundred (500) persons,
     (2) a determination by the Company's Board of Directors that a public market exists for the outstanding shares of the Company's Common Stock or
     (3) the closing of a public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock by the Company with aggregate proceeds to the Company of $10,000,000 or more. However, the market standoff provisions of 6(a) shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

          vi) LEGEND. All certificates representing Purchased Shares subject to the Right of First Refusal shall be endorsed with the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

     (e) RECAPITALIZATION.

          i) In the event of any stock dividend, stock split, reverse stock split, recapitalization or other transaction affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this Option Agreement, but only to the extent the Purchased Shares are at that time covered by any such provisions.

          ii) In the event of a Reorganization Event (as defined in Paragraph 7(c)), the Company's Repurchase Right and First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the

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     Corporate  Transaction,  but only to the extent the Purchased Shares are at the time covered by such rights.

     (f) SECURITIES LAW RESTRICTIONS. None of the Purchased Shares shall be Transferred (with or without consideration) and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

          (i) the Purchased Shares are Transferred pursuant to and in conformity with (1) (x) an effective registration statement filed with the SEC pursuant to the Securities Act, as amended (the "Act"), or (y) an exemption from registration under the Act, and (2) the securities laws of any state of the United States; and

          (ii) Optionee has, prior to the Transfer of such Purchased Shares, and if requested by the Company, provided all relevant information to the Company and Company's legal counsel so that upon Company's request, Company's legal counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (1) (x) is pursuant to a registration statement which has been filed with the SEC and is then effective, or (y) is exempt from registration under the Securities Act as then in effect, and (2) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all costs of preparing such opinion.

     (g) NONCOMPLYING TRANSFERS INVALID. Any attempted Transfer which is not in full compliance with this Paragraph 6 shall be null and void ab initio, and of no force or effect.

     7. ADJUSTMENTS UPON RECAPITALIZATION.

     Subject to any required action by the shareholders of the Company:

     (a) If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares of the Common Stock or a dividend in shares of Common Stock or other securities of the Company convertible into or exchangeable for shares of the Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately

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prior to such combination shall,  simultaneously  with the effectiveness of such combination, be proportionately increased.

     (b) When any adjustment is required to be made in the Exercise Price, the number of Shares purchasable upon the exercise of the Option shall be adjusted to that number of Shares determined by (i) multiplying an amount equal to the number of Shares purchasable on the exercise of the Option immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and then (ii) dividing that product by the Exercise Price in effect immediately after such adjustment.

     (c) In case of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or recapitalization described in Paragraph 7(a) of this Option Agreement), or the consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with another person (a "Reorganization Event"), the Administrator shall be obligated to determine whether the Reorganization Event shall constitute a "Liquidity Event," and to deliver to Optionee at least 15 days prior to such Reorganization Event a notice which shall (i) indicate whether the Reorganization Event is a Liquidity Event and (ii) advise Optionee of his or her rights pursuant to this Option Agreement. If the Reorganization Event is determined to be a Liquidity Event, in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, (i) tender to Optionee Stock Options with respect to the surviving corporation which shall contain terms and provisions that substantially preserve the rights and benefits of this Option, and (ii) in the event that no Stock Options have been tendered by the surviving corporation pursuant to the terms of item "(i)" immediately above, Optionee shall have the right exercisable during a ten-day period ending on the fifth day prior to the Reorganization Event to exercise his or her Stock Options, to the extent that such Stock Options are then exercisable, in whole or in part, on the condition, however, that the Reorganization Event is actually effected; and if the Reorganization Event is actually effected, such exercise shall be deemed effective (and, if applicable, the Optionee shall be deemed a shareholder with respect to the Stock Options exercised) immediately preceding the effective time of the Reorganization Event (or on the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set).

     If the Reorganization Event is not determined to be a Liquidity Event, Optionee shall thereafter be entitled upon exercise of the Option to purchase the kind and number of shares of stock or other securities, cash or other property of the surviving corporation receivable upon such event by a holder of the number of shares of the Common Stock which the Option entities Optionee to purchase from the Company immediately prior to such event, and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Option Agreement with respect to Optionee's rights and interests thereafter, to the end that the provisions set forth in this Option Agreement (including the specified changes and

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other  adjustments  to the Exercise  Price) shall  thereafter  be  applicable in relation to any shares or other property thereafter purchasable upon exercise of the Option.

     (d) In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each, a "Liquidating Event"), the Administrator may provide that the holder of any Stock Option then exercisable shall have the right to exercise such Stock Option (at the price provided in the Stock Option Agreement) subsequent to the Liquidating Event, and for the balance of its term, solely for the kind and amount of shares of Stock and other securities, cash or other property or any combination thereof receivable upon such Liquidating Event by a holder of the number of shares of Stock for or with respect to which such Stock Option might have been exercised immediately prior to such Liquidating Event; or, in the alternative, that each Stock Option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days written notice of the date so fixed shall be given to each Option Holder and if such notice is given, each Option Holder shall have the right, during the period of 30 days preceding such termination, to exercise the Stock Option as to all or any part of the shares of Stock covered thereby, to the extent that such Stock Option is then exercisable, on the condition, however, that the Liquidating Event actually occurs; and if the Liquidating Event actually occurs, such exercise shall be deemed effective (and, if applicable, the Option Holder shall be deemed a shareholder with respect to the Stock Options exercised) immediately preceding the occurrence of the Liquidating Event, or the date of record for shareholders entitled to share in such Liquidating Event, if a record date is set.

     (e) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator of the Plan, and its determination shall be final, binding and conclusive.

     (f) The provisions of this Paragraph 7 are intended to be exclusive, and Optionee shall have no other rights upon the occurrence of any of the events described in this Paragraph 7.

     (g) The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     8. INVESTMENT INTENT.

     Optionee represents and agrees that if he or she exercises the Option in whole or in part and if at the time of such exercise the Plan and/or the Purchased Shares have not been registered under the Securities Act, he or she will acquire the Shares upon such exercise for the purpose of investment and not with a view to the

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distribution of such Shares, and that upon each exercise of the Option he or she will furnish to the Company a written statement to such effect in a form prescribed by the Administrator.

     9. LEGEND ON STOCK CERTIFICATES.

     Optionee agrees that all certificates representing the
Purchased Shares will be subject to such stock transfer orders and other restrictions (if any) as the Company or Administrator may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company or Administrator may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

     10. NO RIGHTS AS SHAREHOLDER.

     Except as provided in Article 7 of the Plan, Optionee shall have no rights as a shareholder with respect to the Shares until the date of the issuance to Optionee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Paragraph 7 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     11. INTERPRETATION.

     The Administrator shall have the authority to interpret the Plan and this Option Agreement and to take whatever administrative actions, correction of administrative errors in the Certificate, this Agreement or the award of options under the Plan, as the Administrator in its sole good faith judgment shall determine to be advisable. All decisions, interpretations and administrative actions made by the Administrator hereunder or under the Plan shall be binding on the Company and the Optionee (including successors and assigns).

     12. WITHHOLDING.

     The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any Option that the Optionee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Optionee agrees to take such other action required by the Company to satisfy such withholding requirements.

     13. CHARACTER OF OPTION.

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ScanSoft, Inc.


     The Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     14. GENERAL PROVISIONS.

     (a) Further Assurances. Optionee shall promptly take all actions and execute all documents requested by the Company or Administrator which they deem to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

     (b) Notices. All notices, requests, demands and other communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

                    i)  If to the Company, to:
                    ScanSoft, Inc.
                    Corporate Secretary
                    P.O. Box 1600
                    800 Long Ridge Road
                    Stamford, Connecticut 06904

                    ii)     If to Optionee, to the address set
                         forth in the records of the Company,

or at such other address or addresses as may have been furnished by such either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph
(b).

     (c) TRANSFER OF RIGHTS UNDER THIS OPTION AGREEMENT. The Company may at any time transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its officers, directors and stockholders, with or without consideration.

     (d) OPTION NON-TRANSFERABLE. Optionee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution as permitted herein and Stock Options may be exercised during the lifetime of the Option Holder only by the Option Holder or by his or her guardian or legal representative.

     (e) SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be

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ScanSoft, Inc.


binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

     (f) GOVERNING LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE.

     (g) THE PLAN. This Option Agreement is made pursuant to the Plan, and it is intended, and shall be interpreted in a manner, to comply therewith. Any provision of this Option Agreement inconsistent with the Plan shall be superseded and governed by the Plan.

     (h) MISCELLANEOUS. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose. Capitalized terms used in this Option Agreement and not otherwise defined herein have the meaning defined in the Plan. Except as specifically provided herein, neither this Option Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

ScanSoft, Inc.



By:____________________________
Michael K. Tivnan, President

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ScanSoft, Inc.


Exhibit "A"

NOTICE OF EXERCISE

(To be signed only upon exercise of the Option)

TO: ScanSoft, Inc.

     The undersigned, the holder of the enclosed Stock Option Agreement (Non-Statutory Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder __________* shares of Common Stock of ScanSoft, Inc. (the "Company"), and herewith encloses payment of $_________ in full payment of the purchase price of such shares being purchased. Date signed: _______________


                                          ______________________________________
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Option)

                                          ______________________________________
                                          (Please Print Name)


                                          ______________________________________
                                          (Address)


     *Insert here the number of shares called for on the face of the Option (or, in the case of a partial exercise, the number of shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.

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